FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported July 12, 2001.


                            HIGH PLAINS CORPORATION

              (Exact name of registrant as specified in its charter)


Kansas                                                               #1-8680
(State or other jurisdiction of                             (Commission File
incorporation)                                                       Number)



200 W. Douglas                                                   #48-0901658
Suite #820                                                     (IRS Employer
Wichita, Kansas  67202                                   Identification No.)
(Address of principal
executive offices)


                                 (316) 269-4310
                         (Registrant's telephone number)


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Item 5  Other Information

Wichita, KS, July 12, 2001 -- High Plains Corporation (Nasdaq: HIPC) today announced initial agreements with four independent ethanol producers to market approximately 60 million gallons of their fuel ethanol production annually. These gallons will combine with the 70 million gallons currently produced and marketed by High Plains (increasing to over 85 million gallons before the end of this year) advancing the Company's goal to increase its marketing presence. The Company has also contracted to provide process and operational consulting services to select ethanol producers to make the most of the expertise it has acquired in building and operating its three ethanol production facilities.

Gary R. Smith, President and CEO of High Plains stated, "These marketing and consulting alliances are an important piece of our corporate strategy. Not only do they allow us to leverage our expertise and generate additional revenues, but they benefit both ethanol industry producers and customers. Strategically placed trading partners help us better serve our customers in specific locations through higher available volumes, lower freight rates, and more flexibility in product delivery. The recent growth in the demand for
ethanol has spurred tremendous interest in new and expanded production.   We
are willing to share our experience in these areas for less cost than producers would spend on their own."

The Company's marketing agreements are with ethanol producers that have either currently producing facilities, or facilities planning to start construction in the near future, and further expand High Plains' ethanol source locations into Iowa, Nebraska, Missouri, Kansas, and New Mexico.

The Company also announced that it will release its fiscal year 2001 earnings on August 15, 2001, with a conference call scheduled to discuss those earnings on August 16, 2001, at 10:00 a.m. The conference call access number will be 888-446-5348.

Based in Wichita, Kansas, High Plains Corporation is the seventh largest of 54 U.S. producers of ethanol, the gasoline additive that helps clean the air while reducing our dependence on foreign oil. High Plains is the only public company which is a pure play in ethanol, and it is currently expanding its capacity from 67 million gallons to over 85 million gallons of annual production. The company has seen significant recent revenue and earnings growth, and stands to benefit substantially in the event its principal competitive product, MTBE, is legislated out of use. The Company operates facilities in Colwich, Kansas, York, Nebraska, and Portales, New Mexico.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation risks of fluctuations in feedstock commodity prices, changes in the market prices or demand for motor fuels and Ethanol, legislative changes regarding air quality, fuel specifications or incentive programs, as well as general market conditions, competition and pricing. The Company believes that forward-looking statements made by it are based upon reasonable expectations. However, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including its annual 10-K, Proxy Statement and quarterly 10-Q filings, copies of which are available from the Company without charge.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:     July 12, 2001                       HIGH PLAINS CORPORATION

                                              /s/Gary R. Smith
                                              President & CEO